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                                  EXHIBIT 24.1

                                POWER OF ATTORNEY


            KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ronald A. Unkefer, Paul N. Erickson and Vance R. Schram, and each of them, his attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 (and any and all amendments thereto, including post-effective amendments) covering (1) 80,800 shares of Common Stock of this Corporation issued to Citron Haligman Bedecarre and warrants covering 40,400 shares of such Common Stock and/or the shares underlying such warrants granted to Citron Haligman Bedecarre, and (2) warrants covering 160,000 shares of such Common Stock and/or the shares underlying such warrants granted to Morgan Keegan & Company, Inc. and to sign any registration statement for the offerings covered by such registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            This power of attorney may be executed in any number of counterparts.


Dated:  January 26, 2000
                                                  /s/  W. Howard Lester
                                                  -----------------------------
                                                  W. Howard Lester

                                                  /s/ Russell M. Solomon
                                                  -----------------------------
                                                  Russell M. Solomon


                                                  /s/  Gary M. Lawrence
                                                  -----------------------------
                                                  Gary M. Lawrence

                                                  /s/  John E. Martin
                                                  -----------------------------
                                                  John E. Martin

                                                  /s/  Stanley R. Baker
                                                  -----------------------------
                                                  Stanley R. Baker

                                                  /s/  Horst H. Schulze
                                                  -----------------------------
                                                  Horst H. Schulze

                                                  /s/  Joseph P. Clayton
                                                  -----------------------------
                                                  Joseph P. Clayton

                                                  /s/  Joseph M. Schell
                                                  -----------------------------
                                                  Joseph M. Schell